UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 26, 2024

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36357	99-0370688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices, including zip code)

(801) 994-7383

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2024, Lipocine Inc. (the “Company”), entered into a sales agreement (the “ATM Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), as sales agent, pursuant to which the Company may offer and sell shares of common stock, par value $0.0001 per share (the “Shares”), from time to time, in an at-the-market public offering. The Company will offer and sell up to $10,616,169 of Shares for sale under the ATM Agreement, pursuant to the Registration Statement on Form S-3, as amended (File No. 333-275716), through A.G.P. as sales agent.

A.G.P. may sell the Company’s common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trade market for our common stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to prevailing market prices, or any other method permitted by law. A.G.P. will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell Shares under the ATM Agreement. The Company will pay A.G.P. 3.0% of the aggregate gross proceeds from each sale of Shares under the ATM Agreement. In addition, the Company has also provided A.G.P. with customary indemnification rights.

The Company is not obligated to make any sales of Shares under the ATM Agreement. The offering of Shares pursuant to the ATM Agreement will terminate upon the termination or expiration of the ATM Agreement as permitted therein. The Company and A.G.P. may each terminate the Sales Agreement at any time upon ten days’ prior notice.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Dorsey & Whitney LLP relating to the legality of the issuance and sale of the Shares that may be sold pursuant to the ATM Agreement is attached as Exhibit 5.1 hereto.

The foregoing description of the terms of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On April 24, 2024, the Company provided notice to Cantor Fitzgerald & Co. (“Cantor”) of its election to terminate the Controlled Equity OfferingSM Sales Agreement between them dated March 6, 2017 (the “Sales Agreement”). Under the Sales Agreement, the Company could sell from time to time, at its option, shares of common stock by any method that was deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Cantor waived the termination notice period provided under the Sales Agreement such that the termination was effective immediately. Following such termination, the Company may not sell any further shares of its common stock under the Sales Agreement.

The Sales Agreement was terminated so that the Company could enter into the ATM Agreement.

A description of the Sales Agreement is included in the Company’s Annual Report on Form 10-K filed on March 7, 2024 (the “2024 Annual Report”), which is incorporated by reference herein. Such description is qualified in its entirety by reference to the full text of the Sales Agreement, which was filed as Exhibit 10.16 to the 2024 Annual Report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Sales Agreement dated April 26, 2024 by and between Lipocine Inc., and A.G.P./Alliance Global Partners
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date: April 26, 2024	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer